Exhibit 2.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 26, 2001, by and between Newkirk Eastgar LLC ("Eastgar"), a Delaware limited liability company, Newkirk Partner Interest LLC ("Partner" and together with Eastgar, "Assignors"), a Delaware limited liability company, The Newkirk Master Limited Partnership ("Parent"), a Delaware limited partnership and Newkirk MLP Unit LLC ("Assignee"), a Delaware limited liability company that is wholly-owned by Parent.

                                    RECITALS

      WHEREAS, Eastgar owns a .05% special limited partnership interest (the "Special Interest") in Eastgar Associates Limited Partnership and Assignors own the number of units of limited partnership interest as listed on Schedule A hereto (together with the Special Interest, the "LP Units") in Eastgar Associates Limited Partnership, Cenland Associates Limited Partnership, Renex Associates Limited Partnership, Taber Associates Limited Partnership, Autolane Associates Limited Partnership and Gocar Associates Limited Partnership (collectively, the "Partnerships"); and

      WHEREAS, Assignors desire to transfer and assign their respective LP Units to Assignee and Assignee desires to accept such assignment and assume the obligations of Assignors with respect to the LP Units, in each case, effective concurrently with the effective time (the "Effective Time") of the "Mergers" described in the Agreement and Plan of Merger, dated as of December 6, 2001, among Parent, the Merger Partnerships and the Merger Subs (as each such term is defined therein); and

      WHEREAS, in consideration of the assignment and transfer of the LP Units, Parent will issue units of limited partner interest in Parent ("MLP Units") to Eastgar.

      NOW THEREFORE, INTENDING TO BE LEGALLY BOUND and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth below, the parties agree as follows:

                                    AGREEMENT

      1. Assignment of Interests. Each Assignor hereby sells, assigns and transfers to Assignee all of its right, title and interest in and to the LP Units owned by such Assignor, as well as such Assignor's rights under the limited partnership agreements (the "Partnership Agreements") of the Partnerships in which such Assignor currently owns LP Units, such sale, assignment and transfer to be effective as of the Effective Time.

      2. Assumption of Interests. Assignee hereby (i) accepts the foregoing sales and assignments, and (ii) agrees that it is bound by, and assumes all of the obligations of each Assignor to be performed after the Effective Time with respect to the LP Units under the Partnership Agreements.

      3. Consideration. In consideration of the sales, assignments and transfers of the LP Units, Parent shall, at the Effective Time, issue 30,931.4154 MLP Units to Eastgar.

      4. Partnership Agreement. By executing this Agreement, Eastgar shall be deemed to have executed, as of the Effective Time, a counterpart to the Agreement of Limited Partnership, dated as of October 23, 2001, of Parent (the "MLP Agreement") and to have agreed to be bound by all the terms and conditions of the MLP Agreement from and after the Effective Time, as such terms and conditions relate to MLP Units and holders thereof.

      5. Further Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions and amendments in respect of this Agreement and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

      6. Amendment. This Agreement may be amended only by a written instrument that shall have been signed by the parties hereto.

      7. Governing Law. This Agreement shall be governed by the laws of the State of Connecticut, without regard to the conflicts of law principles of such State.

      8. Binding. This Agreement shall become binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      9. Counterparts. This Agreement may be executed in any number of facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     THE NEWKIRK MASTER LIMITED PARTNERSHIP

                                     By: MLP GP LLC, its general partner

                                     By: Newkirk MLP Corp., its manager

                                     By: /s/ Peter Braverman
                                         ---------------------------------------
                                         Name:  Peter Braverman
                                         Title: Executive Vice President


                                     NEWKIRK EASTGAR LLC

                                     By: Newkirk Manager (NV) Corp., its manager

                                     By: /s/ Peter Braverman
                                         ---------------------------------------
                                         Name:  Peter Braverman
                                         Title: Executive Vice President


                                     NEWKIRK PARTNER INTEREST LLC

                                     By: Newkirk Manager (NV) Corp., its manager

                                     By: /s/ Peter Braverman
                                         ---------------------------------------
                                         Name:  Peter Braverman
                                         Title: Executive Vice President


                                     NEWKIRK MLP UNIT LLC

                                     By: MLP Manager Corp., its manager

                                     By: /s/ Peter Braverman
                                         ---------------------------------------
                                         Name:  Peter Braverman
                                         Title: Executive Vice President

                                   SCHEDULE A

                                                                       Number of
                                                  Number of            LP Units
                                              LP Units Owned by        Owned by
         Name of Partnership                       Eastgar             Partner
         -------------------                       -------             -------

Cenland Associates Limited Partnership                0                 0.1167
Eastgar Associates Limited Partnership               10.1336            0
Renex Associates Limited Partnership                  0                 0.35
Autolane Associates Limited Partnership               0                 0.1167
Gocar Associates Limited Partnership                  0                 0.5834
Taber Associates Limited Partnership                  0                 0.175